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                                                                    EXHIBIT 23.1



                    CONSENT OF INDEPENDENT AUDITORS AND REPORT
                          ON FINANCIAL STATEMENT SCHEDULE


The Board of Directors and Shareholders
Pillowtex Corporation:

The audits referred to in our report dated February 6, 1996, included the related financial statement schedule as of December 30, 1995, and for each of the years in the three-year period ended Decmeber 30, 1995, included in the registration statement. This financial statement schedule is the responsiblity of the Company's management. Our responsibility is to express an opinion on this financial statement schedule based on our audits. In our opinion, such financial statement schedule, when considered in relation to the basic consolidated financial statements taken as a whole, represents fairly in all material respects the information set forth therein.

We consent to the use of our reports included herein and to the reference to our firm under the heading "Experts" in the prospectus.


                                          /s/ KPMG PEAT MARWICK LLP
                                          -------------------------
                                          KPMG Peat Marwick LLP


Dallas, Texas
December 12, 1996